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                                   Exhibit 4.1

                              AMENDED AND RESTATED
                         MEDICAL PROPERTIES TRUST, INC.

                           2004 EQUITY INCENTIVE PLAN

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                                Table of Contents

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ARTICLE 1. DEFINITIONS............................................................................    1

ARTICLE 2. COMMON STOCK SUBJECT TO PLAN...........................................................    5
   2.1      Common Stock Subject to Plan..........................................................    5
   2.2      Add-back of Grants....................................................................    5

ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS..................................................    5
   3.1      Eligibility...........................................................................    5
   3.2      Awards................................................................................    6
   3.3      Provisions Applicable to Section 162(m) Participants..................................    6
   3.4      Award Agreement.......................................................................    7

ARTICLE 4. OPTIONS................................................................................    7
   4.1      Award Agreement for Option Grant......................................................    7
   4.2      Option Price..........................................................................    7
   4.3      Qualification for Incentive Stock Options.............................................    7
   4.4      Change in Incentive Stock Option Grant................................................    7
   4.5      Option Term...........................................................................    8
   4.6      Option Exercisability and Vesting.....................................................    8
   4.7      Fair Market Value.....................................................................    8

ARTICLE 5. EXERCISE OF OPTIONS....................................................................    9
   5.1      Exercise..............................................................................    9
   5.2      Manner of Exercise....................................................................    9
   5.3      Conditions to Issuance of Common Stock................................................   10
   5.4      Rights as Stockholders................................................................   10
   5.5      Ownership and Transfer Restrictions...................................................   10
   5.6      Limitations on Exercise of Options....................................................   11

ARTICLE 6. STOCK AWARDS...........................................................................   11
   6.1      Award Agreement.......................................................................   11
   6.2      Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units....   11
   6.3      Rights as Stockholders................................................................   12
   6.4      Restriction...........................................................................   12
   6.5      Lapse of Restrictions.................................................................   13
   6.6      Repurchase of Restricted Common Stock.................................................   13
   6.7      Escrow................................................................................   13
   6.8      Legend................................................................................   13
   6.9      Conversion............................................................................   13

ARTICLE 7. STOCK APPRECIATION RIGHTS..............................................................   13
   7.1      Award Agreement for SARs..............................................................   13
   7.2      General Requirements..................................................................   13
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                                Table of Contents
                                   (continued)

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   7.3      Base Amount...........................................................................   14
   7.4      Tandem SARs...........................................................................   14
   7.5      SAR Exercisability....................................................................   14
   7.6      Value of SARs.........................................................................   14
   7.7      Form of Payment.......................................................................   14

ARTICLE 8. PERFORMANCE UNITS......................................................................   14
   8.1      Award Agreement for Performance Units.................................................   14
   8.2      General Requirements..................................................................   15
   8.3      Performance Period and Performance Goals..............................................   15
   8.4      Payment With Respect to Performance Units.............................................   15

ARTICLE 9. DEFERRALS..............................................................................   15

ARTICLE 10. ADMINISTRATION........................................................................   15
   10.1     Committee.............................................................................   15
   10.2     Duties and Powers of Committee........................................................   16
   10.3     Compensation; Professional Assistance; Good Faith Actions.............................   16

ARTICLE 11. MISCELLANEOUS PROVISIONS..............................................................   16
   11.1     Transferability.......................................................................   16
   11.2     Amendment, Suspension or Termination of this Plan.....................................   17
   11.3     Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of
            the Company and Other Corporate Events................................................   17
   11.4     Continued Employment..................................................................   19
   11.5     Tax Withholding.......................................................................   19
   11.6     Forfeiture Provisions.................................................................   20
   11.7     Limitations Applicable to Section 16 Persons and Performance-Based Compensation.......   20
   11.8     Restrictions..........................................................................   20
   11.9     Restrictive Legend....................................................................   21
   11.10    Effect of Plan Upon Option and Compensation Plans.....................................   21
   11.11    Compliance with Laws..................................................................   21
   11.12    Titles................................................................................   22
   11.13    Governing Law.........................................................................   22
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                              AMENDED AND RESTATED
                         MEDICAL PROPERTIES TRUST, INC.
                           2004 EQUITY INCENTIVE PLAN

Medical Properties Trust, Inc., a Maryland corporation (the "Company"), has established the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the "Plan"), for the benefit of Employees, Consultants and Directors of the Company and MPT Operating Partnership, L.P.

The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries, (b) to attract and retain, Employees, Consultants and Directors, and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on March 31, 2004, when it was initially adopted by the Board of Directors and approved by the stockholders of the Company.

                             ARTICLE 1. DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

"Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including without limitation, MPT Operating Partnership, L.P.

"Award" shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units under this Plan.

"Award Agreement" shall mean the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units.

"Board" shall mean the Board of Directors of the Company, as comprised from time to time.

"Cause" shall mean (i) the conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Employee on a per se basis due to the Company offices held by the Employee, so long as any act or omission of the Employee with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his position with the Company, or the Company's reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the

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Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant's Employment Agreement), which, in any such case, continues for thirty (30) days after written notice from the Board to the Employee, or (iv) gross negligence or willful misconduct in the performance of the Employee's duties. No act, or failure to act, on the Employee's part will be deemed "gross negligence" or "willful misconduct" unless done, or omitted to be done, by the Employee not in good faith and without a reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if an Employee has been terminated for Cause.

"Change of Control" shall mean the occurrence of any of the following events:
(a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company's assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board.

"Common Stock " shall mean the common stock, par value $0.001 per share, of the Company.

"Company" shall mean Medical Properties Trust, Inc., a Maryland corporation, or any business organization which succeeds to its business and elects to continue this Plan. For purposes of this Plan, the term Company shall include, where applicable, the employer of the Employee or Consultant, including without limitation MPT Operating Partnership, L.P. or such other Affiliate or Subsidiary that employs the Employee or the Consultant.

"Consultant" shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who may be selected to participate in the Plan.

"Deferred Stock Unit" shall mean a right to receive Common Stock awarded under
Article 6 of this Plan.

"Director" means any individual who is a member of the Board.

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"Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

"Employment Agreement" shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee's or Consultant's employment with the Company, if any.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

"Good Reason" shall only apply, and shall only have the meaning, as contained in the Participant's Employment Agreement. Any provision herein that relates to a Termination of Employment by the Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

"Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

"Independent Director" shall mean a Director who is not an Employee.

"MPT OP" means MPT Operating Partnership, L.P., of which the Company is presently a limited partner and the sole owner of the general partner.

"Non-Qualified Stock Option" shall mean an Option which the Committee does not designate as an Incentive Stock Option.

"144A Offering" means the private placement of Common Stock of the Company.

"Option" shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

"Participant" shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

"Performance Units" shall mean performance units granted under Article 8 of this Plan.

"Permanent Disability" or "Permanently Disabled" shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant's position with the Company for a period of six (6) months, whether or not consecutive, during any 365-

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day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

"Plan" shall mean the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan, as embodied herein and as amended from time to time.

"Plan Year" shall mean the fiscal year of the Company.

"Restricted Common Stock" shall mean Common Stock awarded under Article 6 of this Plan.

"Restricted Stock Unit" shall mean a right to receive Common Stock awarded under
Article 6 of this Plan.

"Retirement" or "Retire" shall, except as otherwise defined in the Participant's Employment Agreement, mean a Participant's Termination of Employment with the Company on or after his 65th birthday.

"Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

"SAR" shall mean stock appreciation rights awarded under Article 7 of this Plan.

"Section 162(m) Participant" shall mean any Employee the Committee designates to receive an Award whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

"Stock Award" shall mean an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

"Stock Award Account" shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

"Subsidiary" shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50 percent or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

"Termination of Employment" shall mean the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee,

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termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                    ARTICLE 2. COMMON STOCK SUBJECT TO PLAN

2.1   COMMON STOCK SUBJECT TO PLAN.

2.1.1 The Common Stock subject to an Award shall be shares of the Company's authorized but unissued, reacquired, or treasury Common Stock. Subject to adjustment as described in Section 11.3.1, the aggregate number of shares of Common Stock that may be issued under the Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units or pursuant to the exercise of Options is 4,691,180.

2.1.2 The maximum number of shares of Common Stock which may be awarded to any individual in any calendar year shall not exceed 300,000.

2.2 ADD-BACK OF GRANTS. If any Option or SAR expires or is canceled without having been fully exercised, is exercised in whole or in part for cash as permitted by this Plan, or is exercised prior to becoming vested as permitted under Section 4.6.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder. If any shares of Common Stock awarded as Restricted Common Stock, Restricted Stock Units or other equity award hereunder or as payment for Performance Units are forfeited by the Participant, such shares may again be optioned, granted or awarded hereunder. Notwithstanding the provisions of this
Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

                ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1 ELIGIBILITY. Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in the Plan.

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3.2   AWARDS. The Committee shall determine which Employees, Consultants and
Directors, shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units, whether an Option grant shall be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award. Notwithstanding the foregoing, the terms and conditions of an Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

3.3   PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

3.3.1 Notwithstanding anything in the Plan to the contrary, the Committee may grant Options, Restricted Common Stock, Restricted Stock Units, SARs or Performance Units to a Section 162(m) Participant that vest upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, or (vii) such other identifiable and measurable performance objectives, as determined by the Committee.

3.3.2 To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

3.4 AWARD AGREEMENT. Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant's Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price for Restricted Common Stock, Restricted Stock Units and Deferred Stock Units; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed by

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the Participant and an officer or a Director (other than the Participant) of the
Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant's acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

                               ARTICLE 4. OPTIONS

4.1 AWARD AGREEMENT FOR OPTION GRANT. Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Options intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 OPTION PRICE. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 QUALIFICATION FOR INCENTIVE STOCK OPTIONS. The Committee may grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under
Section 422(a)(2) of the Code.

4.4 CHANGE IN INCENTIVE STOCK OPTION GRANT. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required or permitted by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

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4.5   OPTION TERM. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.6   OPTION EXERCISABILITY AND VESTING.

4.6.1 The period during which Options in whole or in part become exercisable and vest in the Participant shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.6.2 In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains non-exercisable and non-vested upon the Participant's Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant's Termination of Employment.

4.6.3 At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.6.4 Any Options which are not exercisable and vested upon the occurrence of a Change of Control, including shares of restricted Common Stock received upon the exercise of an Option as described in Section 4.6.3 above, shall become 100% exercisable, if not previously exercised, and 100% vested, unless the Award Agreement or the Participant's Employment Agreement provides otherwise.

4.7 FAIR MARKET VALUE. The Fair Market Value of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares of Common Stock were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if shares of Common Stock are not traded on an

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exchange but are quoted on NASDAQ or a successor quotation system, either the
(a) closing sale price, or (b) the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation systems, as may be appropriate, or (iii) if shares of Common Stock are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Company acting in good faith and after consultation with independent advisors. The Fair Market Value as so determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Company's good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

                         ARTICLE 5. EXERCISE OF OPTIONS

5.1 EXERCISE. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2 MANNER OF EXERCISE. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1 A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2 Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3 In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4 Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

5.2.4.1 payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.2 payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.3 after a public offering of the Common Stock, payment through a broker at the time required in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.2.4.4 payment is made through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3 CONDITIONS TO ISSUANCE OF COMMON STOCK. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1 The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2 The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3 The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4 The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

5.4 RIGHTS AS STOCKHOLDERS. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5 OWNERSHIP AND TRANSFER RESTRICTIONS. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6   LIMITATIONS ON EXERCISE OF OPTIONS.

5.6.1 Vested Incentive Stock Options may not be exercised after the earlier of
(i) their expiration date, (ii) twelve (12) months from the date of the Participant's Termination of Employment by reason of his death, (iii) twelve
(12) months from the date of the Participant's Termination of Employment by reason of his Permanent Disability, or (iv) the expiration of three (3) months from the date of the Participant's Termination of Employment for any reason other than such Participant's death or Permanent Disability, unless the Participant dies within said three (3) month period. Leaves of absence for less than ninety (90) days shall not cause a Termination of Employment for purposes of Incentive Stock Options.

5.6.2 Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

                            ARTICLE 6. STOCK AWARDS

6.1 AWARD AGREEMENT. Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement, pursuant to
Section 3.4. All Award Agreements evidencing Restricted Common Stock, Restricted Stock Units and Deferred Stock Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code.

6.2 AWARDS OF RESTRICTED COMMON STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.

6.2.1 The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1 determine which Employees, Consultants and Directors shall receive Stock Awards;

6.2.1.2 determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors;

6.2.1.3  determine the terms and conditions applicable to such Stock Awards; and

6.2.1.4  determine when the restrictions, if any, lapse.

6.2.2 The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such

Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of
Article 9.

6.2.4 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5 Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6 A Participant shall be 100 percent vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3   RIGHTS AS STOCKHOLDERS.

6.3.1 Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2 Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant's Stock Award Account to reflect such dividend.

6.4 RESTRICTION. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 LAPSE OF RESTRICTIONS. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant's Termination of Employment. In so specifying, the Committee may differentiate between the reason for the Participant's Termination of Employment.

6.6 REPURCHASE OF RESTRICTED COMMON STOCK. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7 ESCROW. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

6.8 LEGEND. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9 CONVERSION. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant's death, to the Participant's legal representative. Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of the Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or in the case of the Participant's death, the Participant's legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 11.5

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 AWARD AGREEMENT FOR SARS. Awards of SARs shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing SARs intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

7.2 GENERAL REQUIREMENTS. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3 BASE AMOUNT. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4 TANDEM SARS. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5   SAR EXERCISABILITY.

7.5.1 The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.5.2 In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant's Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant's Termination of Employment.

7.6 VALUE OF SARS. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7 FORM OF PAYMENT. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

                          ARTICLE 8. PERFORMANCE UNITS

8.1 AWARD AGREEMENT FOR PERFORMANCE UNITS. Awards of Performance Units shall be evidenced by an Award Agreement, pursuant to Section 3.4. All Award Agreements evidencing Performance Units intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code.

8.2 GENERAL REQUIREMENTS. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Employees, Consultants and Directors shall receive Awards of a Performance Unit and the amount of such Awards.

8.3 PERFORMANCE PERIOD AND PERFORMANCE GOALS. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Performance Units ("Performance Goals") and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4 PAYMENT WITH RESPECT TO PERFORMANCE UNITS. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

                              ARTICLE 9. DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust. Shares of Common Stock issued to a rabbi trust pursuant to this Article 9 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

                           ARTICLE 10. ADMINISTRATION

10.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Articles of Incorporation, by-laws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

10.2 DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs and Performance Units are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

10.3 COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                      ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1  TRANSFERABILITY.

11.1.1 No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 11.1.1 shall prevent transfers by will or by the applicable laws of descent and distribution or as permitted in Section 11.1.2 below. The Committee shall not be required to accelerate the exercisabilty of an Award or otherwise take any action pursuant to a divorce or similar proceeding in the event Participant's spouse is determined to have acquired a community property interest in all or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

11.1.2 Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

11.2  AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN.

11.2.1 Except as otherwise provided in this Section 11.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. The Board and the Committee cannot reprice, replace or regrant through cancellation or by lowering the price per share of a previously granted Option unless the stockholders of the Company provide prior approval. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after March 31, 2014.

11.2.2 Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

11.3 CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY AND OTHER CORPORATE EVENTS.

11.3.1 In the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the following:

11.3.1.1 the maximum number of shares of Common Stock available for Awards;

11.3.1.2 the maximum number of shares of Common Stock subject to the Plan;

11.3.1.3 the number and kind of Company stock with respect to which an Award may be made under the Plan;

11.3.1.4 the number and kind of Company stock subject to an outstanding Award;
and

11.3.1.5 the exercise price or purchase price with respect to any Award.

11.3.2 In the event of any transaction or event described in Section 11.3.1 or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

11.3.2.1 the Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

11.3.2.2 the Committee may provide in the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event that the Award cannot be exercised after such event;

11.3.2.3 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.6 or the provisions of such Award;

11.3.2.4 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

11.3.2.5 the Committee may make adjustments in the number, type and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs and Performance Units and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

11.3.2.6 the Committee may provide either by the terms of a, Award of Restricted Common Stock or Restricted Stock Units or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units may cease to be subject to forfeiture under Section 6.5 or repurchase under Section 6.6 after such event.

11.3.3 Subject to Section 11.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant's Employment Agreement or the terms of this Plan.

11.3.4 Notwithstanding the foregoing, in the event of a transaction or event described in Sections 11.3.1 or any unusual or nonrecurring transactions or events affecting the Company, no action pursuant to this Section 11.3 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant's Employment Agreement.

11.4 CONTINUED EMPLOYMENT. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

11.5 TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR or Performance Unit. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant's minimum applicable withholding tax rate for federal (including
FICA), state and local tax liabilities.

11.6 FORFEITURE PROVISIONS. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or resale of any Common Stock underlying such Award, must be paid to the Company until such time the Company becomes publicly traded, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant's Employment Agreement, or (c) the Company terminates the Employee with or without Cause.

11.7 LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED COMPENSATION. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, or Performance Units granted or awarded to any individual who is then subject to
Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan to the contrary, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

11.8  RESTRICTIONS.

11.8.1 Except as otherwise provided for in the Award Agreement, upon any Termination of Employment, for a one year period thereafter, the Company shall have the right, but not the obligation, to purchase all vested shares of Common Stock awarded hereunder or acquired pursuant to an Award, for their Fair Market Value at the time of purchase by the Company. These rights shall be in addition to the right of first refusal pursuant to Section 11.8.2; provided, however, that in the event the Company decides not to exercise its rights pursuant to
Section 11.8.2, the provisions of this Section 11.8.1 shall cease to apply with respect to those shares of Common Stock that were offered to the Company and sold in accordance with the provisions of Section 11.8.2.

11.8.2 Except as otherwise provided for in the Award Agreement, if an individual desires and is permitted to sell, encumber, or otherwise dispose of shares of Common Stock awarded hereunder or acquired pursuant to an Award, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Common Stock, (ii) the certificate number and number of shares of Common Stock proposed to

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be transferred or encumbered, (iii) the proposed price, (iv) all other terms of the proposed transfer, and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Common Stock at the same price and on the same terms as contained in such notice (the "Company Option Period"). In the event the Company does not exercise the option to purchase the Common Stock, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Common Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the Company Option Period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

11.8.3 On and after the date a class of the Company's securities are registered under Section 12(b) or 12(g) of the Exchange Act, the Company shall have no further right to purchase shares of Common Stock under this Section 11.8, and its limitations shall be null and void.

11.8.4 Notwithstanding the foregoing, the Committee may require that a Participant execute any other documents it deems necessary or desirable with respect to any Common Stock distributed or purchased pursuant to this Plan.

11.9 RESTRICTIVE LEGEND. All of the shares of Common Stock now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Stock shall contain the following legend: "These shares are held subject to the terms of the 2004 Equity Incentive Plan (the "Plan") and such shares may only be transferred in accordance with the terms thereof. A copy of the Plan is available at the office of the Company."

11.10 EFFECT OF PLAN UPON OPTION AND COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.11 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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11.12 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

11.13 GOVERNING LAW. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Alabama, without regard to conflicts of laws thereof.

                                   * * * * * *

This Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan was adopted by the Board of Directors on October 18, 2004 and reflects the amendment approved by stockholders on October 12, 2005.

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